POWER OF ATTORNEY

Know all by these presents, that Sageview Partners L.P. (the "Partnership"), having its registered office at 55 Railroad Avenue, Greenwich, Connecticut 06830, hereby constitutes and appoints each of Thomas Hajda, Mark Baum and Jean-Marc Corredor, or either of them signing singly, and with full power of substitution, the Partnership's true and lawful attorney-in-fact, solely for the following purposes, and hereby confers upon such attorney-in-fact full power and authority to perform each and all of the following acts in the name of and on behalf of the Partnership:

(1) execute for and on behalf of the Partnership, in its capacity as a principal security holder of EverBank Financial Corp, a Delaware corporation (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the Partnership which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file, electronically or by hand, such form with the U.S. Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Partnership, it being understood that the documents executed by such attorney-in-fact on behalf of the Partnership pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-infact may approve in such attorney-in-fact's discretion.

The Partnership hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Partnership might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The Partnership acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Partnership, are not assuming, nor is the Company assuming, any of the Partnership'S responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the Partnership is no longer required to file Forms 3, 4, and 5 with respect to the Partnership'S holdings of and transactions in securities issued by the Company, unless earlier revoked by the Partnership in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the Partnership has caused this Power of Attorney to be executed as of this 27th day of April, 2012.




                                         SAGEVIEW PARTNERS L.P.


                                         __/s/Barbara E. Parker_______
                                         Chief Financial Officer